As filed with the Securities and Exchange Commission on October 14, 2003

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 14, 2003

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-24531

DELAWARE	52-2091509
(State or other jurisdiction of incorporation)	(I.R.S. employer identification number)

2 Bethesda Metro Center
Bethesda, MD
(Address of principal executive offices)

20814
(Zip Code)

(301) 215-8300
(Registrant’s telephone number, including area code)

INFORMATION INCLUDED IN THIS REPORT

Item 12. Results of Operations and Financial Condition

On October 14, 2003, CoStar Group, Inc. announced its financial results for the quarter and nine months ended September 30, 2003. The full text of the press release (the “Press Release”) issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in the press release shall be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for the following information (the “Furnished Information”), which is being furnished pursuant to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended:

(a)	The third row entitled “Pro forma earnings” included in the chart entitled “Year 2002-2003 Quarterly Results” on page 1 of the Press Release;

(b)	The fourth row entitled “Pro forma earnings per share” included in the chart entitled “Year 2002-2003 Quarterly Results” on page 1 of the Press Release;

(c)	The second sentence of the third paragraph on page 2 of the Press Release;

(d)	The second sentence of the fifth paragraph on page 2 of the Press Release;

(e)	The row entitled “Pro forma earnings” included in the chart entitled “CoStar Group, Inc. Condensed Consolidated Statements of Operations” on page 3 of the Press Release;

(f)	The row entitled “Pro forma earnings per share” included in the chart entitled “CoStar Group, Inc. Condensed Consolidated Statements of Operations” on page 3 of the Press Release;

(g)	The first 4 rows of the chart entitled “Reconciliation of Non-GAAP Financial Measures with Net Income (Loss)” on page 3 of the Press Release; and

(h)	The first 3 rows of the chart entitled “Reconciliation of Non-GAAP Financial Measures with 2002-2003 Quarterly Results” on page 4 of the Press Release.

In addition, the Furnished Information shall not be deemed to be incorporated by reference into any of the Registrant’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2003	COSTAR GROUP, INC.

By: /s/Frank A. Carchedi Name: Frank A. Carchedi Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No,	Description

99.1	Press Release dated October 14, 2003